EXHIBIT 99.2

Predictive Oncology Inc. Announces Pricing of Public Offering of Up to $3,167,768.50 of Common Stock

MINNEAPOLIS, Minn., Oct. 02, 2019 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive” or “the Company”) today announced the pricing of its previously announced public offering of its common stock, with anticipated gross proceeds of up to $3,167,768.50, before deducting placement agent fees and expenses and offering expenses payable by the Company. The Company is offering 6,335,537 shares on a “best efforts” basis, at a price of $0.50 per share. The offering is expected to close on or about October 4, 2019, subject to customary closing conditions.

Dawson James Securities, Inc. and Paulson Investment Company, LLC are acting as exclusive placement agents for the offering.

The offering is being made by Predictive pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 4, 2016. The securities described above will be made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, or by telephone toll free at (866) 928-0928, or by email at mmaclaren@dawsonjames.com, or Paulson Investment Company, LLC, 40 Wall Street, 23rd Floor, New York, NY 10005 Attention: Marta Wypych at mwypych@paulsoninvestment.com or by telephone at (646) 630-8891.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Predictive Oncology Inc.

Predictive Oncology Inc. (NASDAQ: POAI) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Predictive’s public offering of common stock and warrants and the completion of the offering that involve risks and uncertainties. These forward-looking statements are based upon Predictive’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Predictive’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Predictive undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Bob Myers, Chief Financial Officer
Predictive Oncology Inc.
Skyline Medical Inc.
2915 Commers Drive, Suite 900
Eagan, MN 55121
Tel: 651-389-4806
Fax: 651-389-4807